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                                                                EXHIBIT 10.25(b)


                                 AMENDMENT TO
                             AMENDED AND RESTATED
                            1995 STOCK OPTION PLAN
                                      OF
                                ICON CMT CORP.


     THIS AMENDMENT to the Amended and Restated 1995 Stock Option Plan of Icon CMT Corp. (the "Plan") is effective as of March 15, 1999.

                                   RECITALS

     1. The Plan was adopted by the Board of Directors of Icon CMT Corp., now known as Qwest Internet Solutions, Inc. ("QIS") and approved by the shareholders on October 23, 1995.

     2. Effective as of January 1, 1999, Qwest Communications International Inc. ("Qwest") acquired all of the stock of QIS and QIS became a wholly-owned subsidiary of Qwest. Qwest assumed the Plan and substituted options to purchase shares of the common stock of Qwest for the options outstanding under the Plan (the "Substituted Options").

     3. Qwest now wishes to amend the Plan to provide that upon a "change in control,: the Substituted Options will become fully vested.

                                   AMENDMENT

     The Plan shall be amended, effective as of March 15, 1999, by the addition of new Sections 12A and 12B to follow existing Section 12 and to provide as follows:

          "12A.  CHANGE IN CONTROL OF QWEST COMMUNICATIONS INTERNATIONAL INC.

          (a) In General. Upon a change in control of Qwest Communications International Inc. ("Qwest") as defined in subsection 12A(b), then all options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the optionees to whom such options have been granted remain employees or consultants of the Company.

          (b) Definition. For purposes of this Plan, a "change in control" shall be deemed to have occurred if either (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz (collectively, the "Anschutz Entities") or a trustee or other fiduciary holding securities under an employee benefit plan of Qwest, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of either (A) the then-outstanding shares of the stock of Qwest ("Outstanding Shares") or (B) the combined voting power

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     of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power") or (ii) at any time during any period of three consecutive years (not including any period prior to June 23, 1997), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by Qwest's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

          12B. REORGANIZATION OF SUBSIDIARIES. If Subsidiary is merged or consolidated with another corporation (other than a merger or consolidation pursuant to which the Subsidiary continues to be, or the continuing corporation is, affiliated with Qwest through stock ownership or control), or if all or substantially all of the assets or more than fifty percent (50%) of the stock of the Subsidiary is acquired by any other corporation, business entity or person (other than a transaction in which the successor is affiliated with Qwest through stock ownership or control), or in the case of a reorganization (other than a reorganization under the United States Bankruptcy Code) including a divisive reorganization under Section 355 of the Code, or liquidation of the Subsidiary, the Board of Directors may, as to outstanding options, make appropriate provision for the protection of outstanding options granted to employees of, and consultants to, the affected Subsidiary by (i) providing for the assumption of outstanding options or the substitution of new options for outstanding options by the successor on terms comparable to the outstanding options,
     (ii) providing for the adjustment of outstanding options, or (iii) taking such other action with respect to outstanding options as the Board of Directors deems appropriate."


     IN WITNESS WHEREOF, this Amendment has been signed this 12th day of March, 1999, to be effective as of March 15, 1999.


                                        ICON CMT CORP.



                                        By:_____________________________
                                             Robert S. Woodruff
                                             Executive Vice President

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